MAVERICK BRANDS, LLC

FINANCIAL STATEMENTS

MARCH 31, 2017

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members of

Maverick Brands, LLC

We have reviewed the accompanying financial statements of Maverick Brands, LLC, which comprise the balance sheet as of March 31, 2017, and the related statements of operations, members’ deficit and cash flows for the three months ended March 31, 2017 and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

June 14, 2017

MAVERICK BRANDS, LLC

BALANCE SHEET

March 31, 2017

ASSETS:
Current assets:
Cash and cash equivalents	$36,450
Accounts receivable, net allowance of $4,689	821,720
Inventories,net	1,930,598
Prepaid expenses and other current assets	164,097
Total current assets	2,952,865

Property and equipment, net	68,283
Deposits	38,324
TOTAL ASSETS	$3,059,472

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,696,649
Line of credit	1,114,249
Total current liabilities	2,810,898

Note payable	1,439,008

TOTAL LIABILITIES	4,249,906
COMMITMENTS AND CONTIGENCIES (NOTE 9)

Members’ deficit	(1,190,434)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$3,059,472

See accompanying notes to the financial statements and Accountants’ Review Report.

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MAVERICK BRANDS, LLC

STATEMENT OF OPERATIONS

For the three months ended March 31, 2017

Revenues, net	$1,632,848

Costs of revenues	1,297,442

Gross profit	335,406

Operating expenses
Selling, general and administrative	1,460,771

Loss from operations	(1,125,365)

Other income (expenses)
Interest expense	(356,434)
Interest income	49
Other expense	6,200

Total other expenses	(350,185)

Net loss	$(1,475,550)

See accompanying notes to the financial statements and Accountants’ Review Report.

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MAVERICK BRANDS, LLC

STATEMENT OF MEMBERS’ DEFICIT

For the three months ended March 31, 2017

	Class A, B, C, D, E, F, F1 Units		Ordinary Units		Additional Paid-	Accumulated	Total Members’ Equity
	Units	Amounts	Units	Amounts	in Capital	Deficit	(Deficit)

Balance, December 31, 2016	33,741,388	$38,268,080	920,557	$188,537	$5,593,442	$(43,764,943)	$285,116

Net loss	-	-	-	-	-	(1,475,550)	(1,475,550)

Balance, March 31, 2017	33,741,388	$38,268,080	920,557	$188,537	$5,593,442	$(45,240,493)	$(1,190,434)

See accompanying notes to the financial statements and Accountants’ Review Report.

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MAVERICK BRANDS, LLC

STATEMENT OF CASH FLOWS

For the three months ended March 31, 2017

Cash Flows from Operating Activities
Net loss	$(1,475,550)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	6,251
Provision for allowance for doubtful accounts	2,108
Provision for obsolete inventories	140,706
Change in operating assets and liabilities:
Accounts receivable	(398,137)
Inventory	597,611
Prepaid expenses and other current assets	130,316
Deposits	13,305
Accounts payable and accrued expenses	456,033

Net cash used in operating activities	(562,904)

Cash flows from financing activities
Net proceeds from line of credit	393,897

Net cash provided by financing activities	393,897

Net decrease in cash	(169,007)
Cash at beginning of period	205,457
Cash at end of period	$36,450

Supplemental information:
Cash paid during the three months year ended for:

Interest	$329,795
Income taxes	$300

See accompanying notes to the financial statements and Accountants’ Review Report.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Note 1 - Organization and Nature of Business

Organization: Maverick Brands, LLC (the “Company” or “Maverick”) was incorporated in the State of Delaware in December 2006. The members’ operating agreement provides a term for the entity ending December 31, 2088, unless earlier dissolved pursuant to the operating agreement or as required by law. The Company is headquartered in Culver City, California and is engaged in the sale and marketing of the Coco Libre brand organic coconut water product line.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Liquidity: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Revenue Recognition: The Company recognizes revenue on product sales only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;

●	Delivery has occurred or services have been rendered;

●	The fee for the arrangement is fixed or determinable; and

●	Collectability is reasonably assured.

Accordingly, sales are recorded when goods are shipped or delivered, at which time title and risk of loss have passed to the customer, consistent with the freight terms for most customers. Potential returns, invoice adjustments, including certain incentives granted to customers such as promotions, trade ads, slotting fees, terms discounts and coupons, and spoilage allowances are recorded as a reduction in revenues. The Company provides for these returns and invoice adjustments in its accounts receivable allowances.

Deductions from Revenue: The Company’s customers can earn certain incentives including, but not limited to, cash discounts, funds for promotional and marketing activities, and volume-based incentive programs. The costs associated with these incentives are included in deductions from revenue in the accompanying statement of operations. For customer incentives that must be earned, management must make estimates related to the contractual terms, customer performance, and sales volume to determine the total amounts earned and to be recorded in deductions from revenue. In making these estimates, management considers past results. The actual amounts ultimately paid may be different from our estimates. This amount is presented on the accompanying balance sheet as a reduction of accounts receivable or as accrued liabilities.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents: The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. As of March 31, 2017, cash and cash equivalents consist of cash deposited with banks. The recorded carrying amount of cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions.

Cash Concentration: The Company maintains their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Company does not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company manages credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the three months ended March 31, 2017, one customer accounted for 27% of net revenues.

At March 31, 2017, three customers accounted for 36% of accounts receivable, net.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Company has had little bad debt expense. As of March 31, 2017, the Company’s allowance for doubtful accounts was $4,689.

Inventory: Inventory consists of raw materials, bulk packaging and finished goods. Finished goods consist of products purchased from third parties, ready for distribution and Maverick products packaged by co-packing facilities. The cost elements of the Maverick products consist of raw materials and fees charged by the co-packing facilities. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory. As of March 31, 2017, the Company reserved $456,377 for excess and obsolete inventory.

Property, Equipment and Improvements: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Machinery and equipment	3 Years
Vehicles	5 Years
Furniture and office equipment	7 Years
Computer equipment and software	5 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expenses as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Company periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Debt and Equity Instruments: The Company accounts for convertible instruments issued with freestanding warrants in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 470,”Debt” and ASC 480, “Distinguishing Liabilities from Equity”. In addition, the Company considers the provisions of ASC 815, “Derivatives and Hedging”, when evaluating freestanding and embedded instruments. These instruments include convertible notes, preferred units, and associated warrants.

Derivative Financial Instruments: All derivatives are accounted for on a fair value basis. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis. The change in fair value of derivatives is recorded through earnings. Cash flows from embedded derivatives subject to bifurcation are reported consistently with the host contracts within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

The Company has granted warrants to purchase common and preferred units, which are considered derivative financial instruments due to the warrants containing certain features such as put rights and anti-dilution protection, as well as warrants on preferred instruments where the preferred instrument holders can compel a deemed liquidation of the Company.

Fair Value of Financial Instruments: The Company has determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued liabilities as of March 31, 2017 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

Income Taxes: The Company is a limited liability company which is treated as a partnership under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass through entity, that require disclosure.

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the three months ended March 31, 2017 advertising costs approximated $18,000.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Shipping and handling: The Company utilizes both internal owned and operated vehicles and third-party transport companies to deliver their product. Third party shipping and handling costs incurred during the three months ended March 31, 2017 was approximately $162,000 and is included in “Selling, general and administrative” expenses in the accompanying statements of operations.

Equity-Based Compensation: The Company accounts for equity-based compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all equity-based payment awards made to employees based on the estimated grant date fair value of the award. The Company estimates the fair value of equity-based payment awards on the date of grant using the Black-Scholes option pricing model, which requires highly subjective estimates by management.

The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s statement of operations.

The Company has entered into equity-based payment arrangements with certain non-employees for services. These instruments are expensed as services are rendered are re-measured at fair market value on the vesting date.

During the three months ended year ended March 31, 2017 the Company’s equity-based compensation was not material as a result of increased cancellation of awards resulting from the acquisition of the Company (refer to Subsequent Events note).

Research and Development: Research and development costs incurred to develop new products are expensed as incurred.

Note 3 – Inventory

As of March 31, 2017, inventory consisted of the following:

Raw materials and packaging	$1,270,780
Finished goods	1,116,195
2,386,975

Less: provision for obsolete inventories	(456,377)
Inventory, net	$1,930,598

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Note 4 – Property, Equipment and improvements

As of March 31, 2017, property and equipment consisted of the following:

Furniture and fixtures	$62,579
Computer equipment	15,555
Leasehold improvements	5,161
83,295

Less: accumulated depreciation	(15,012)
Property and equipment, net	$68,283

Depreciation expense was $6,251 for the three months ended March 31, 2017, and is included in “Selling, general and administrative” expenses in the accompanying statement of operations.

Note 5 – FINANCING ARRANGEMENT

Secured Loan Agreement: In June 2008, the Company entered into a secured loan agreement with investors of the Company to borrow up to $1,750,000, with interest at a rate of 10% per annum. The notes are secured by a first priority security interest on all inventory and accounts receivable. The loans have been amended several times since 2008, with the most recent amendment occurring in 2014. This amendment resulted in an extension of the due date to December 31, 2018. Any unpaid principal and accrued interest is due in full upon maturity of the loan. The balance of the loans at March 31, 2017 totaled $1,439,008. The accrued interest of $143,901 has been recorded in accrued expenses in the accompanying balance sheet.

In connection with the Revolving Credit Facility discussed below, all holders of the borrowings under the June 2008 Secured Loan Agreement were required to enter into a Subordination Agreement on the effective date of the Agreement. In exchange for the Subordination Agreement, the holders of the Secured Loan Agreement received a warrant to purchase 26,269 non-voting ordinary units at an exercise price of $5 per unit during 2013.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Revolving Credit Facility: In March 2013, the Company entered into a Credit and Security Agreement (the “Agreement”) that allows the Company to borrow up to $8,000,000 under a revolving credit facility. The borrowings bear interest at a floating rate (generally LIBOR) plus an interest rate margin of 5.5% as defined in the Agreement. The Agreement terminates at the earlier of March 18, 2016, 90 days prior to the maturity of the June 2008 Secured Loan Agreement discussed above, the date at which the Company terminates the Agreement, or the date the Agreement terminates du e to an event of default.

In May 2014, the Company entered into a second amendment to the Credit and Security Agreement whereby the financial covenants and borrowing base requirements were modified, a fixed rate interest option was removed and the maximum revolver amount was reduced to $4,000,000. This agreement was further amended in June 2014 to waive certain covenant violations. The Company is in compliance with their covenants as of March 31, 2017. At March 31, 2017, the balance of this revolving credit facility was $1,114,249.

Note 6 - MEMBERS’ EQUITY

Pursuant to the Amended and Restated Operating Agreement dated May 19, 2016, the Company is authorized to issue eight classes of Membership Interests as follows:

Class A	508,912
Class B	126,201
Class C	364,890
Class D	18,935,240
Class E	8,806,145
Class F and F1	5,000,000
Ordinary	38,334,090

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

The Class A Units, Class B Units, Class C Units, Class D Units, Class E Units and Class F and F1 Units (the “Convertible Preferred Units”) are convertible into Voting Ordinary Units at their respective conversion prices, subject to future anti-dilution adjustments.

Convertible Preferred Units: As of March 31, 2017, the Company had the following classes of Convertible Preferred Units outstanding:

	Units	Liquidation
	Outstanding	Preference
Class A	508,912	3,236,680
Class B	126,201	1,590,133
Class C	364,890	3,871,700
Class D	18,935,240	16,827,649
Class E	8,806,145	8,806,145
Class F and F1	5,000,000	10,000,000
Total	33,741,388	44,332,307

The significant features of the Company’s Convertible Preferred Units are as follows:

Liquidation Preference: In the event of any liquidation, dissolution or winding up of the Company, the Company’s assets shall be distributed first to creditors who are not Members of the Company, and second, to creditors who are Members of the Company, in satisfaction of the Company’s liabilities and adequate provision shall be made for the payment of any other debts and obligations of the Company. Thereafter, distributions to the Members shall first be made pro rata to the holders of Class F and F1 Units in an amount equal to two to three times (as defined in the seventh amended operating agreement) their aggregate unreturned capital contributions, second pro rata to the Class E Units in an amount equal to their aggregate unreturned capital contributions, third pro rata to the holders of Class D Units in an amount equal to their aggregate unreturned capital contributions, fourth pro rata to the holders of Class C Units in an amount equal to their aggregate unreturned capital contributions, fifth pro rata to the holders of Class B Units in an amount equal to their aggregate unreturned capital contributions and sixth pro rata to the holders of Class A Units in an amount equal to their aggregate unreturned capital contributions. After all required pro rata distributions have been made to the holders of Convertible Preferred Units, distributions shall be made pro rata to the holders of the Ordinary Units in an amount equal to their unreturned capital contributions.

Next, the Founding Members, who hold 877,900 Ordinary Units, shall receive pro rata distributions for an aggregate amount of $800,000 with respect to their Ordinary Units exclusive of any Ordinary Units issued upon conversion of any Convertible Preferred Units. Thereafter, the remaining assets shall be distributed to the Members pro rata based upon their percentage interests, calculated on an as converted basis assuming the conversion of all Convertible Preferred Units into Voting Ordinary Units.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Conversion Rights: The Convertible Preferred Units may be voluntarily converted into Voting Ordinary Units upon the election, at any time, of the Investors owning such respective class of Convertible Preferred Units, and shall automatically convert into Voting Ordinary Units immediately prior to, but contingent upon the consummation of, any of the following: (i) immediately prior to and contingent upon the closing of a Qualified Public Offering; or (ii) the liquidation of the Company in accordance with the Operating Agreement, but only after payment of the Class A, B, C, D and E Preferences.

With respect to any conversion of the Convertible Preferred Units into Voting Ordinary Units, the Conversion Prices are as follows as of March 31, 2017:

Class A Conversion Price	$6.36
Class B Conversion Price	$12.60
Class C Conversion Price	$10.61
Class D Conversion Price	$1.00
Class E Conversion Price	$1.00
Class F and F1 Conversion Price	$1.00

The Conversion Prices of the Convertible Preferred Units shall be subject to adjustment due to reclassifications, splits, distributions and the sale of Ordinary Units at a lower price than the currently effective conversion prices of the convertible units, as well as the issuance of securities or rights convertible into ordinary units at a lower price than the currently effective conversion prices of the convertible units.

Voting Rights: The holders of Convertible Preferred Units are entitled to the number of votes equal to the number of Ordinary Units into which such units are convertible.

Right of First Refusal: If any member wishes to transfer units, then the selling member shall first give 30 calendar days’ notice (a) to the Company and (b) with respect to units being sold by ordinary members, the major investors so that they may have the first right to purchase the units of the selling member in accordance with the Operating Agreement.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Drag Along: If the (i) Board of Managers, (ii) holders of at least a majority of the Class D Units and (iii) holders of at least two-thirds of the Class E Units, each voting as a separate class, approve a Change of Control of the Company, then each member shall vote for, consent to and raise no objections against, such Approved Change of Control. If the Approved Change of Control is structured as a (i) merger or consolidation, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each Member shall agree to sell all of his, her or its Units on the terms and conditions approved by the Board of Managers and such approving Members. Each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Change of Control as requested by the Board of Managers.

Ordinary Units: As of March 31, 2017, the Company has 920,557 ordinary units outstanding, of which 32,657 are non-voting. The holders of Ordinary Units are entitled to one vote per unit, except for those units designated as non-voting.

Note 7 - WARRANTS

In connection with various financing and operating agreements, the Company has issued warrants to purchase various classes of units. Certain warrants include anti-dilution protection for the warrant holders, which could result in a reduction of the exercise price upon future dilutive transactions. These warrants are accounted for as a derivative liability at fair market value, with changes in value reported in the accompanying statement of operations. The following is a summary of the warrants outstanding at March 31, 2017:

Number of		Exercise		Anti-
Warrants	Unit Class	Price	Expiration	Dilution

473,565	Ordinary	$4.00	2017	Yes
164,994	Ordinary	$12.60	2017	Yes
26,269	Ordinary	$5.00	2018	No
8,604	Ordinary	$10.61	2018	Yes
1,627,482	Ordinary	$1.00	2019	No
119,329	Ordinary	$2.50	2023	No
3,250	Class D	$5.00	2018	No

Warrants accounted for as a derivative liability were valued using the Black-Scholes model with the following assumptions:

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Risk-free rate 1.69%

Dividend yield 0%

Term 1 - 8 years

Volatility 38%

Unit value Estimated by management

The derivative liability balance was measured at $0 at March 31, 2017, and there were no changes in value or settlements during the three months ended March 31, 2017.

Note 8 - UNIT-BASED COMPENSATION

Ordinary Unit Options: In 2007, the Company’s Board of Managers approved the adoption of an Equity Incentive Plan (the “2007 Option Plan”). The 2007 Option Plan permits the Company to grant up to 280,599 units of the Company’s ordinary membership units.

In 2013, the Company’s Board of Managers approved the adoption of the 2013 Equity Incentive Plan (the “2013 Option Plan”). The 2013 Option Plan permits the Company to grant up to 4,731,166 u nits of the Company’s ordinary membership u nits. The 2007 Option Plan and 2013 Option Plan (collectively, “Option Plans”) provide for the grant of non-statutory ordinary unit options to employees, nonemployee managers and consultants of the Company. The Option Plans also provide for the issuance of unit appreciation rights, restricted units, performance units and profit interest units. Options granted under the Option Plans generally become exercisable ratably over a four year period following the grant date and expire ten years from the grant date. The exercise price of incentive unit options granted under the Option Plans must be at least equal to 100% (110% for m embers owing more than 10% of the Company’s outstanding units) of the fair value of the Company’s ordinary units at the date of grant, as determined by the Board of Managers. The exercise price of non-statutory options granted under the Option Plans must be at least equal to 100% of the fair value of the Company’s ordinary units at the date of grant, as determined by the Board of Managers.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

Ordinary unit option activity is as follows for the year ended March 31, 2017:

Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual
	Units	Price	Life (years)
Outstanding, January 1, 2017	222,699	$0.18	$7.75
Granted	-
Exercised	-
Cancelled/forfeited	-
Outstanding, March 31, 2017	222,699	0.18	7.5
Exercisable, March 31, 2017	222,699	0.18

Profits Interests Units: The Company grants non-voting Profits Interest Units to certain members under the 2013 Equity Incentive Plan. The Profits Interest Units granted provide that in the event of the sale or disposition of the Company that the recipient would receive their proportionate amount of the sale price per unit in excess of the fair market value (base price) of the Profits Interest Units. These awards are typically subject to vesting provisions over a period of 3 to 4 years and become 100% vested immediately prior to a sale of disposition of the Company. For those awards that vest only upon a sale of the Company, the value associated with those awards is recognized as an expense when it becomes probable that the awards will vest.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

During 2015, the Company modified the terms of the then-outstanding profits interests to reduce the Deemed Fair Value of the awards, which is akin to a base price used to determine the amount the holder receives upon a sale of disposition of the Company, to $0.18 per unit. The incremental compensation cost associated with the repricing was $180,588, of which $82,442 was recognized during 2015. During the year ended December 31, 2015, the Company recognized compensation expense of $118,606 relating to Profits Interest Units, inclusive of the $82,442 recognized for the modification of the units. At December 31, 2015, there was $258,910 of unamortized unit-based compensation cost related to unvested unit options which will be recognized as the u nits vest through 2019.

Following is a summary of the Profits Interest Units during the year ended December 31, 2015:

Number of
Units
Outstanding, January 1, 2017	7,523,887
Granted	631,945
Cancelled/forfeited	(1,562)
Outstanding, March 31, 2017	8,154,270
Exercisable, March 31, 2017	8,154,270

Note 9 - Commitments And Contingencies

Leases: In December 2015, the Company relocated its headquarters and entered into a non-cancelable operating lease that expires in November 2017.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

For the three months ended March 31, 2017

As of March 31, 2017, the future minimum rental payments under the non-cancelable operating lease obligation is as follows:

Year Ended
December 31,
2017	$94,464
$94,464

Total rent expense for the three months ended March 31, 2017 $50,177.

Litigation, Claims and Assessments: From time to time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

Note 10 - Subsequent Events

The Company has evaluated subsequent events through June 14, 2017, the date the financial statements were available to be issued and has determined the following subsequent events require disclosure in the combined financial statements:

On March 31, 2017 the Company entered into an Asset Purchase Agreement with New Age Beverages Corporation, whereby, substantially all assets and liabilities were sold to or assumed by New Age Beverages.

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UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2016 and 2015 and the three months ended March 31, 2017

Further to the Form 8-K dated March 31, 2017, on March 31, 2017, New Age Beverages Corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company acquired substantially all of the operating assets of Maverick Brands, LLC (“Maverick”), which is a company engaged in the business of delivering organic, non-GMO certified, no-sugar-added coconut water (the “Acquisition”). On March 31, 2017 (the “Closing Date”), the parties executed the Asset Purchase Agreement for the Acquisition.

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon Company’s and Maverick’s historical financial statements, after giving effect to the Company’s acquisition of Maverick and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Maverick on a pro forma basis.

The unaudited pro forma combined balance sheets as of December 31, 2016 and 2015 and March 31, 2017 reflect the acquisition of Maverick’s that occurred on March 31, 2017 as if it had been consummated as of December 31, 2015 and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statements of operations for the years ended December 31, 2016 and 2015 and for the three months ended March 31, 2017 give effect to the Acquisition as if it had been consummated on December 31, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what the Company’s combined results of operations and financial position would have been had the Acquisition actually occurred as of the dates indicated, and they do not purport to project the Company’s future consolidated results of operations or financial position. The unaudited pro forma combined statements of operations and income do not reflect any adjustments for the effect of non-recurring items that the Company may realize as a result of the Acquisition. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of Maverick to the presentation of the Company.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

	New Age Beverages Corporation	Maverick Brands, LLC		Pro Forma Adjustments		Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$529,088	$205,457	(E1)		$(205,457)	$529,088

Accounts receivable, net	4,729,356	425,691			-	5,155,047
Inventories, net	4,420,632	2,668,915			-	7,089,547
Prepaid expenses and other current assets	326,846	236,187			-	563,033
Total current assets	10,005,922	3,536,250			(205,457)	13,336,715

Property and equipment, net	7,286,201	74,534				7,360,735
Deposits	-	51,629			-	51,629
Customer relationships, net	4,538,674	-			-	4,538,674
Goodwill	4,895,241	-	(B)		10,826,392	15,721,633
Total assets	$26,726,038	$3,662,413			$10,620,935	$41,009,386

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,880,569	$1,217,937	(G)		$(108,418)	$7,990,088
Current portion of notes payable and capital leases, net of unamortized discounts	4,562,179		-		-	4,562,179
Line of credit	-	720,352			-	720,352
Total current liabilities	11,442,748	1,938,289			(108,418)	13,272,619

Note payable and capital leases, less current portion, net of unamortized discounts	10,374,675	1,439,008			-	11,813,683
Related party debt, net of unamortized discounts	29,961	-			-	29,961
Total liabilities	21,847,384	3,377,297			(108,418)	25,116,263

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized; 28,454,106 shares issued and outstanding	21,900	-			6,554	28,454
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250	-			-	250
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 284,807 shares issued and outstanding	285	-			-	285
Class A, B,C,D, E, F and F1 units; 29,935,243 units authorized; 28,741,388 units issued and outstanding (liquidation preference of $34,332,307)	-	38,268,080		(E)	(38,268,080)	-
Ordinary units: 38,334,090 units authorized; 910,557 units issued and outstanding	-	188,537		(E)	(188,537)	-
Additional paid-in capital	11,821,176	5,593,442		(E)	5,414,473	22,829,091
Accumulated deficit	(6,964,957)	(43,764,943)		(E)	43,764,943	(6,964,957)
Total stockholders’ equity	4,878,654	285,116			10,729,353	15,893,123
Total liabilities and stockholders’ equity	$26,726,038	$3,662,413			$10,620,935	$41,009,386

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	New Age Beverages Corporation	Maverick Brands, LLC		Pro Forma Adjustments	Pro Forma Statement of Operations

REVENUES	$25,301,806	$12,829,063		$-	$38,130,869

Cost of Goods Sold	19,505,580	10,230,226		-	29,735,806

GROSS PROFIT	5,796,226	2,598,837		-	8,395,063

OPERATING EXPENSES:

Advertising, promotion and selling	1,584,104	-		-	1,584,104

General and administrative	6,367,606	8,486,594		-	14,854,200
Legal and professional	1,471,273	-		-	1,471,273
Total operating expenses	9,422,983	8,486,594		-	17,909,577

(LOSS) INCOME FROM OPERATIONS	(3,626,757)	(5,887,757)		-	(9,514,514)

OTHER INCOME (EXPENSE):
Interest expense	(299,080)	(432,285	)(G)	432,285	(299,080)
Other income	292,758	(85,413)		-	207,345
Total other income (expense)	(6,322)	(517,698)		432,285	(91,735)

NET (LOSS) INCOME	$(3,633,079)	$(6,405,455)		$432,285	$(9,606,249)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	18,889,608	2,200,000		NA	21,089,608
NET INCOME (LOSS) PER SHARE - BASIC and DILUTED	$(0.19)	$(2.91)		NA	$(0.46)

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

	New Age Beverages Corporation	Xing Group	Maverick Brands, LLC		Pro Forma Adjustments	Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,856	$400	$2,227,727	(E)	$(2,227,727)	$44,256

Accounts receivable, net	259,619	3,095,621	3,928,051		-	7,283,291
Inventories, net	196,220	4,150,443	5,095,574		-	9,442,237
Restricted cash	-	-	1,102,718		-	1,102,718
Prepaid expenses and other current assets	26,264	131,793	363,082		-	521,139
Total current assets	525,959	7,378,257	12,717,152		(2,227,727)	18,393,641

Property and equipment, net	66,336	4,034,876	84,300	(A)	3,383,913	7,569,425
Deposits	-	1,750	99,815		-	101,565
Customer relationships, net	187,500	-	-		4,628,800	4,816,300
Goodwill	389,014	-	-	(B)	15,332,619	15,721,633
Total assets	$1,168,809	$11,414,883	$12,901,267		$21,117,605	$46,602,564

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$282,845	$1,915,195	$5,070,937		$-	$7,268,977
Current portion of notes payable and capital leases, net of unamortized discounts	-	229,174	-		-	229,174
Due to related parties	-	4,650,000		(C)	(4,650,000)	-
Related party note payable	-	-	-	(D)	4,500,000	4,500,000
Factoring payable	110,663	-	-		-	110,663
Accrued expenses and other current liabilities	177,589	-	1,976,775	(G)	(216,443)	1,937,921
Line of credit		19,470,000	2,609,520		(19,470,000)	2,609,520
Total current liabilities	571,097	26,264,369	9,657,232		(19,836,443)	16,656,255

Note payable and capital leases, less current portion, net of unamortized discounts	78,931	2,195,880	1,439,008	(D)	5,918,928	9,632,747
Related party debt, net of unamortized discounts	23,669	-	-	(D)	(23,669)	-
Total liabilities	673,697	28,460,249	11,096,240		(13,941,184)	26,289,002

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized; 21,958,840 shares issued and outstanding	15,436	-	-		6,554	21,990
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250	-	-		-	250
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 254,807 shares issued and outstanding	255	-	-		-	255
Class A, B,C,D, and E units; 29,935,243 units authorized; 28,741,388 units issued and outstanding (liquidation preference of $34,332,307)	-	-	33,384,334	(E)	(33,384,334)	-
Ordinary units: 38,334,090 units authorized; 910,557 units issued and outstanding	-	-	186,737	(E)	(186,737)	-
Additional paid-in capital	3,811,049	-	5,593,444	(E)	14,218,452	23,622,945
Accumulated deficit	(3,331,878)	(17,045,366)	(37,359,488)	(E)	54,404,854	(3,331,878)
Total stockholders’ equity	495,112	(17,045,366)	1,805,027		35,058,789	20,313,562
Total liabilities and stockholders’ equity	$1,168,809	$11,414,883	$12,901,267		$21,117,605	$46,602,564

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	New Age Beverages Corporation	Xing Group	Maverick Brands, LLC		Pro Forma Adjustments	Pro Forma Statement of Operations

REVENUES	$2,421,752	$43,316,772	$20,773,644		$-	$66,512,168
Cost of Goods Sold	2,008,376	33,682,086	14,839,114		-	50,529,576

GROSS PROFIT	413,376	9,634,686	5,934,530		-	15,982,592

OPERATING EXPENSES:

Advertising, promotion and selling	260,625	-	-		-	260,625

General and administrative	1,211,423	8,476,067	9,727,433	(F)	57,513	19,472,436
Gain on forgiveness of accrued payroll	(500,000)	-	-		-	(500,000)
Unit based compensation	-	-	284,064		(284,064)	-
Legal and professional	272,761	-	-		-	272,761
Total operating expenses	1,244,809	8,476,067	10,011,497		(226,551)	19,505,822

(LOSS) INCOME FROM OPERATIONS	(831,433)	1,158,619	(4,076,967)		226,551	(3,523,230)

OTHER INCOME (EXPENSE):
Interest expense	(141,282)	(937,847)	(477,491	)(G)	286,438	(1,270,182)
Other income	1	551,536	72,408		-	623,945
Total other income (expense)	(141,281)	(386,311)	(405,083)		286,438	(646,237)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(972,714)	772,308	(4,482,050)		512,989	(4,169,467)
Loss on sales of discontinued operations	(256,773)	-	-		-	(256,773)
Income from discontinued operations	126,154	-	-		-	126,154

NET (LOSS) INCOME	$(1,103,333)	$772,308	$(4,482,050)		$512,989	$(4,300,086)

Weighted Average Number of Common Shares Outstanding – Basic and Dilutive	15,403,925	4,353,915	2,200,000		-	21,957,840

NET INCOME (LOSS) PER SHARE – BASIC and DILUTED	$(0.06)	$0.18	$(2.04)		NA	$(0.19)

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

	New Age Beverages Corporation	Maverick Brands, LLC		Pro Forma Adjustments		Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$534,935	$36,450		(E1) $	(36,450)	$534,935

Accounts receivable, net	5,642,057	821,720			-	6,463,777
Inventories, net	5,799,929	1,930,598			-	7,730,527
Prepaid expenses and other current assets	802,112	164,097			-	966,209
Total current assets	12,779,033	2,952,865			(36,450)-	15,695,448

Property and equipment, net	7,345,256	68,283			-	7,413,539
Deposits	-	38,324			-	38,324
Customer relationships, net	4,440,693	-			-	4,440,693
Goodwill	15,721,633	-	(B)		10,826,392	26,548,025
Total assets	$40,286,615	$3,059,472			$10,789,942	$54,136,029

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,094,368	$1,696,649			$-	$6,791,017
Current portion of notes payable and capital leases, net of unamortized discounts	307,234	1,439,008			-	1,746,242
Line of credit	-	1,114,249			-	1,114,249
Total current liabilities	5,401,602	4,249,906			-	9,651,508

Note payable and capital leases, less current portion, net of unamortized discounts	5,989,480	-			-	5,989,480
Related party debt, net of unamortized discounts	-	-			-	-
Total liabilities	11,391,082	4,249,906			-	15,640,988

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized; 35,661,133 shares issued and outstanding	31,307	-			4,354	35,661
Class A, B,C,D, E, F and F1 units; 29,935,243 units authorized; 28,741,388 units issued and outstanding (liquidation preference of $34,332,307)	-	38,268,080		(E)	(38,268,80)	-
Ordinary units: 38,334,090 units authorized; 910,557 units issued and outstanding	-	188,537		(E)	(188,537)	-
Additional paid-in capital	36,536,537	5,593,4442		(E)	4,001,712	46,131,691
Accumulated deficit	(7,672,311)	(45,240,493)		(E)	45,240,493	(7,672,311)
Total stockholders’ equity	28,895,533	(1,190,434)			10,789,942	38,495,041
Total liabilities and stockholders’ equity	$40,286,615	$3,059,472			$10,789,942	$54,136,029

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

	New Age Beverages Corporation	Maverick Brands, LLC		Pro Forma Adjustments	Pro Forma Statement of Operations

REVENUES	$10,787,801	$1,632,848		$-	$12,420,649
Cost of Goods Sold	8,352,472	1,297,442		-	9,649,914

GROSS PROFIT	2,435,329	335,406		-	2,770,735

OPERATING EXPENSES:

Advertising, promotion and selling	697,767	-		-	697,767

General and administrative	2,090,291	1,460,771		-	3,551,062
Legal and professional	73,391	-		-	73,391
Total operating expenses	2,861,449	1,460,771		-	4,322,220

(LOSS) INCOME FROM OPERATIONS	(426,120)	(1,125,365)		-	(1,551,485)

OTHER INCOME (EXPENSE):
Interest expense	(80,280)	(356,434	)(G)	356,434	(80,280)
Other income	(200,954)	6,249		-	(194,705)
Total other income (expense)	(281,234)	(350,185)		356,434	(274,985)

NET LOSS	$(707,354)	$(1,475,550)		$356,434	$(1,826,470)

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	24,254,868	2,200,000		NA	26,454,868

NET INCOME (LOSS) PER SHARE - BASIC and DILUTED	$(0.03)	$(0.67)		NA	$(0.07)

New Age Beverages Corporation

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

December 31, 2016 and 2015 and March 31, 2017

1. Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been omitted pursuant to such rules and regulations; accordingly, these pro forma financial statements should be read in connection with New Age Beverages Corporation and Maverick Brands, LLC (“Maverick”) historical audited and unaudited financial statements referred to above.

The unaudited pro forma combined statements of operations for the years ended December 31, 2016 and 2015 and three months ended March 31, 2017 gives effect to the Acquisition as if it had been consummated on December 31, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The unaudited pro forma combined financial statements as of and for the year ended December 31, 2015 present the acquisition of the Xing Group on June 30, 2016. Since these amounts were not presented in the audited Form 10K filed on March, 31, 2017, they have been presented herein to reflect the acquisition as if it occurred on December 31, 2015.

2. Acquisition of Maverick

On March 31, 2017, New Age Beverages Corporation, a Washington corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company acquired substantially all of the operating assets of Maverick Brands, LLC (“Maverick”), which is a company engaged in the business of delivering organic, non-GMO certified, no-sugar-added coconut water (the “Acquisition”). On March 31, 2017 (the “Closing Date”), the parties executed the Asset Purchase Agreement for the Acquisition.

Upon the Closing Date, the Company received substantially all of the operating assets of Maverick, consisting of inventory, accounts receivable, fixed assets and intellectual property in exchange for a purchase price of 2,200,000 shares of the Company’s common stock, plus cash in an amount of $2,000,000. The Company also agreed to assume approximately $1,500,000 in debt consisting of various secured subordinated promissory notes, which will be secured with the inventory and receivables of the Company. The shares of Common Stock to be issued pursuant to the Acquisition will be restricted under Rule 144, and will be subject to a leak out provision, which provides that beginning six months after the Closing Date, and on the last day of each calendar month thereafter, each holder of the Shares may sell up to but not more than twenty percent (20%) of the number of shares that the holder initially received in connection with this transaction. The Acquisition was subject to customary closing conditions.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

3. Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Condensed Combined Balance Sheet Adjustments

A.	To record the PPE adjustment to the acquisition of Xing.

B.	To record goodwill related to the acquisition of Xing and Maverick.

C.	To eliminate the previously recorded due to related party of Xing.

D.	To record the related party note related to the acquisition of Xing.

E.	To record the equity transactions related to the acquisition of Xing and Maverick.

E1.	To remove cash balances that were excluded from the acquisition of and Maverick.

Pro Forma Statement of Comprehensive Income Adjustments

F.	To record the depreciation expense related to the acquisition of Xing.

G.	To record interest expense related to the acquisition of Xing and remove interest expense related to the acquisition of Maverick.